EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

XPLOSION INCORPORATED
(the “Company”)

Suite 223 – 468 North Camden Drive, Beverly Hills, CA 90210

A. Instructions.

Each person considering subscribing for common shares of the Company should review the following instructions:

Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

This offering is subject to a minimum individual investment of US$1,000 (4,000 shares) and a maximum aggregate investment of US$1,500,000 (6,000,000 shares). The Company shall have the right to accept or reject any subscription, in whole or in part. We will aggregate subscriptions from investors and, if the subscription is approved by our board of directors, issue shares for such subscriptions every 30 days commencing at the effectiveness of this Prospectus. Investors will have rights of shareholders when our board of directors approves the acceptance of the subscription and the issuance of the investors’ shares.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment: Payment for the amount of the Shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, by check, bank draft or wire transfer of funds immediately available to the Company at the address set forth below or to an account specified by the Company. The date upon which the transaction contemplated hereby shall become effective (the "Closing") will occur on such date on which the Company has received a completed form of this Subscription Agreement as well as payment for the amount of the Shares subscribed for. There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B. Communications .

All documents and check should be forwarded to:

XPLOSION INCORPORATED
c/o

Macdonald Tuskey

Suite 409 – 221 W. Esplanade

North Vancouver, BC

Canada V7M 3J3

Attention: William L. Macdonald

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THE PURCHASE OF SHARES OF XPLOSION INCORPORATED INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

EVERY POTENTIAL INVESTOR PRIOR TO ANY INVESTMENT OR PURCHASE OF XPLOSION INCORPORATED’S SHARES SHOULD READ THE PROSPECTUS RELATING TO THIS OFFERING.

XPLOSION INCORPORATED
Suite 223 – 468 North Camden Drive, Beverly Hills, CA 90210

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned (the "Subscriber") hereby subscribes for that number of shares (the “Shares”) of the Company set forth below, upon and subject to the terms and conditions set forth in the Company’s final prospectus filed on Form 424B and dated __________________________ (the “Prospectus”).

Total Number of Shares to be Acquired:

Amount to be paid (price of $1.00 USD per Share):	$

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ day of ____________________, 2017.

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NAME:	(PRINT) as it should appear on the Certificate:

ADDRESS:

If Joint Ownership, check one (all parties must sign above):

☐	Joint Tenants with Right of Survivorship
☐	Tenants in Common
☐	Community Property

If Fiduciary or a Business or an Organization, check one:

☐	Trust
☐	Estate
☐	Power of Attorney

Name and Type of Business Organization:

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Identification Authentication REQUIRED [Attach photocopy of ID]

Below is my (check one) ☐ Government ID# - ☐Social Security# - ☐ Passport# - ☐ Tax ID# - ☐ Drivers License# - ☐Other _________________: #_______________________________

Signature: ___________________________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of XPLOSION INCORPORATED this ______ day of ____________________, 2017

By:
Nicholas Galan,
President and CEO

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